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EXHIBIT 10.aa

                               GAS SUPPLY CONTRACT

Party A: Proton Enterprises (Wuhan) Ltd. (Hereinafter Party A)
Party B: Construction headquarters of Zunyi Municipal Government (Hereinafter Party b)

Based on the Article No. 12 of the contract signed on March 2, 2002, Party A and B agree to sign this supply contract for the pipeline system installed for the 1023 households in the residential area with the terms and conditions as follows.

     1. Party A guarantees that Party A or its entrusted (Party A) company will supply LPG for the above system in a safe and timely manner. To be specific, Party A will deliver cylinders by truck to the supply workshop and will provide the safety insurance (if the insurance company agrees) for every end user.
     2. Supply price: Party agrees to provide Party B LPG according to the market wholesales price.
     3. Confirmation of the quantity: Upon delivery, the staffs from both parties should verify the quantity by weighing the 50kg cylinders and when LPG is used up, the staffs have to weigh the cylinders again. The difference is the actual amount used.
     4. Payment: Party B should pay Party A immediately upon the confirmation of the amount on such formula: Amount X unit market price of that day.
     5. Party A should provide Party B with "LPG Users' Manual", for the commonsense and safety knowledge of the users.
     6. Party A will send technicians free of charge to guide, support and train Party B's staffs in the operation, management and maintenance of the system.
     7.   Party B should appoint two staffs to be in charge of this system.
     8. Party B agrees to pay the due right on spot or otherwise agrees to pay 15% more of what is due then as penalty.
     9. Party B guarantees that as soon as this agreement is signed, it should not negotiate with the third party for the gas supply.
     10. Party B guarantees that the management of the system changes, the liability and responsibility of this contract should be transferred into the new successor.
     11. Contract breaching: If Party A breaches the contract, Party B can refuse to pay for the LPG used, but can't stop the supply. Or otherwise it will be responsible for all consequences. If Party B breaches the contract, Party A can stop the supply and ask from Party B for all economic consequences.
     12.  The contract will be valid for 40 years from the date it is signed.
     13.  Any dispute should be settled through Shenzhen Arbitration Committee.


Party A:                                             Party B:

Legal Representative:                                Legal Representative

Add. Bldg. 11, Xudong Rd. Wuchange